EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275907-01 on Form S-3 of our reports dated February 21, 2025, relating to the financial statements of Tanger Properties Limited Partnership and subsidiaries (the "Operating Partnership") and the effectiveness of Operating Partnership’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 21, 2025